UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	SASR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2024, the Board of Directors of Sandy Spring Bancorp, Inc. (the “Company”) appointed Charles S. Cullum, the Company’s current Deputy Chief Financial Officer and Treasurer, as Chief Financial Officer. Philip J. Mantua, the Company’s current Chief Financial Officer, who previously announced his retirement, will continue with the Company until the end of the year to support this leadership transition.

In connection with Mr. Cullum’s appointment, the Board approved an increase in Mr. Cullum’s annual base salary to $466,000 and an increase in his target Annual Incentive Plan award to 55% of his base salary. In addition, the Board granted Mr. Cullum performance-based restricted stock units with a grant date fair value of $100,000. The performance-based restricted stock units will vest at the end of the 2024-2026 performance period, subject to satisfaction of the performance criteria and generally subject to continued employment.

The Board approved a Split Dollar Life Insurance Agreement with Mr. Cullum, pursuant to which his designated beneficiary will be entitled to share in the death proceeds payable under one or more life insurance policies owned by Sandy Spring Bank (the “Bank”) in the event of his death while the Agreement remains in effect. The amount payable to Mr. Cullum’s beneficiaries is the lesser of two and one-half times the executive’s base salary or the net death proceeds of the policies, which is defined as the total death proceeds minus the greater of the cash surrender value of the policies or the aggregate premiums paid by the Bank.

The Split Dollar Life Insurance Agreement will terminate if Mr. Cullum has a separation from service, other than as a result of his disability or following a change in control, prior to his normal retirement date or early retirement date. Under the agreement, an executive’s normal retirement date is the date on which the executive has attained age 65 and an executive’s early retirement date is the date on which the executive has both attained age 60 and completed ten years of service.

In addition, Mr. Cullum was designated as a participant in the Company’s Executive Severance Plan with a severance multiplier of three for termination occurring during a covered period related to a change in control and a severance multiplier of one for termination outside of a covered period.

A copy of the press release announcing Mr. Cullum’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: May 23, 2024	By:	/s/ Aaron M. Kaslow
Aaron M. Kaslow
Executive Vice President, Chief Administrative Officer and General Counsel